UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent Solicitation Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARINE PETROLEUM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Consent Solicitation Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MARINE PETROLEUM TRUST
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

SUPPLEMENT TO CONSENT SOLICITATION STATEMENT

DATED MARCH 28, 2014

May 12, 2014

This Supplement to Consent Solicitation Statement (the “Supplement”) supplements the Consent Solicitation statement dated March 28, 2014 (“Consent Solicitation Statement”) mailed to Unit Holders of the Marine Petroleum Trust. The purpose of this Supplement is to correct errors in the Consent Solicitation Statement as set forth below.

Record Date, Effective Date and Expiration Date

Notwithstanding anything to the contrary in the Consent Solicitation Statement, March 11, 2014 has been fixed as the record date (“Record Date”) for the determination of Unit Holders entitled to receive notice of and a copy of the Consent Solicitation Statement and entitled to vote on the matters described therein. April 7, 2014 (“Effective Date”) has been fixed as the date of record (as described in the Indenture) for effectiveness of written consents, notwithstanding that such consents may be dated as of a later date. May 22, 2014 at 11:59 p.m. Eastern Daylight Time (the “Expiration Date”) is the last date by which written consents may be received in order for such consents to be effective. Written consents may be revoked at any time prior to the Expiration Date.

If you have already delivered your written consent prior to the date of this Supplement, you do not need to take any action unless you wish to revoke or change your vote on any of the proposals.

Very truly yours,

BANK OF AMERICA, N.A.,
Trustee of the Marine Petroleum Trust

/S/ Ron E. Hooper

RON E. HOOPER
Senior Vice President